Exhibit 10.16

Spousal Consent

I, [   ] (ID Number: [   ]), is the legal spouse of [   ](ID number : [   ]). I hereby unconditionally and irrevocably agree on December 18, 2020 that sign the following documents (hereinafter referred to as "reorganization documents") on December 18, 2020 and agree to dispose the shareholding of Beijing Wimi Cloud Software Co., Ltd held by and registered under [   ]:

1.	Share Pledge Agreement signed with Beijing Hologram Wimi Cloud Network Technology Co., Ltd. (hereafter referred to as “WFOE”), the domestic company and other shareholders of the domestic company;

2.	Exclusive Option Agreement signed with WFOE, the domestic company and other shareholders of the domestic company;

3.	Power of Attorney signed with WFOE.

I undertake that I won’t claim any rights regarding [   ]’s shareholding of the domestic company. I further confirm that [   ]'s execution of the reorganization documents and further modification or termination of the reorganization documents do not require my additional authorization or consent.

I undertake to sign all necessary documents and to take all necessary actions to ensure that the reorganization documents (as amended from time to time) will be properly implemented.

I agree and undertake, if I obtain, for any reason, any shareholding interest in the domestic company held by [   ], I shall be bound by the reorganization documents (as amended from times to time) and comply with the obligations as the shareholder of the domestic company under the reorganization documents (as amended from times to time) and, for that purpose, once the WFOE makes any request, I shall sign a series of written documents with the similar format and content as the reorganization documents (as amended from time to time).

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Promisor:

Signature: